DIXIE FOODS INTERNATIONAL TAKES OVER LAS VEGAS RESTAURANT/BAR

WITH CELEBRITY CHEF ALEX STRATTA

Las Vegas, Nevada, August 5, 2014 - Dixie Foods International, Inc. (OTCQB: DIXI) announced that it has reached an agreement to acquire “Elements Kitchen & Martini Bar”, a neighborhood bar and "white table cloth" restaurant in Las Vegas, Nevada. Until the acquisition is consummated, DIXI, through its indirect, wholly-owned subsidiary Elements an Alex Statta Casual Restaurant LLC, will manage Elements.

Elements is located at Rainbow and Tropicana in Southwest Las Vegas and has operated since 2009 as a high-quality but affordably-priced casual dining restaurant and bar. Celebrity chef Alex Stratta will oversee Elements and plans to enhance the menu while maintaining the price and feel of a neighborhood bar/restaurant featuring over 500 Martini cocktails.

Upon consummation of the acquisition, Elements will be the second of a series of fine dining and fast casual restaurant concepts DIXI intends to open and operate with Stratta. DIXI anticipates opening two to three additional restaurant and food-service concepts within the next year, and also anticipates expanding such concepts in the future as the operator or the franchisor.

Stratta recently joined KCI Investments, LLC, a wholly owned subsidiary of DIXI, as its Vice President of New Concept Development - responsible for launching various restaurant and food service concepts. Recognized as a James Beard award recipient and by Mobil 5 star, Forbes 5 star and Michelin 2 star awards of excellence for the past 20 years, Stratta also was the first "Iron Chef", having played the role of Iron Chef Italian on the television show Iron Chef America. He also appeared on Bravo’s Top Chef Masters. He also has received various national and locally-recognized awards of distinction for his commitment to consistency, hospitality and the highest levels of quality dining experiences.

Headquartered in Las Vegas, Nevada, DIXI, through its recently-acquired KCI Investments, LLC, currently:

•	operates 13 franchised Capriotti’s Sandwich Shops in: Clark County, Nevada; Dallas/Fort Worth; Texas and four counties in Southern California;

•	has additional Capriotti’s and Papa John's locations in various stages of development, and

•	recently announced plans to open Alex Stratta Italian Steakhouse”, a fine-dining establishment in a new development in Las Vegas, Nevada.

DIXI currently has exclusive development areas for Capriotti's Sandwich Shops in all of Dallas/Fort Worth and its Southern California markets (Orange County, San Diego County and parts of Los Angeles County), and is committed per various franchise agreements to build 99 Capriotti's `locations. KCI also has the exclusive rights to develop Papa John's in trade areas stretching from Fresno to north of Sacramento, California, and is committed per its agreement with Papa John's to build 24 locations over a two-year period.

“Elements fits with our goal of creating high-quality but affordably-priced restaurants in areas of Las Vegas currently underserved,” noted Stratta. "We are looking forward to participating in the continued progress and awareness for our ‘off the strip’ options with a focus on quality and consistency marked by a true sense of genuine hospitality”.

Noted DIXI CEO Ken Antos: "with an improved food menu by Stratta along with Element’s well know Martini list of over 500 cocktails, we expect to replicate this proven concept as a multi-location chain".

For information contact:

Richard Groberg

CFO

DIXI Foods International, Inc.

investorrelations@kciinvestmentsllc.com

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “potential” or similar words or phrases which are predictions of or indicate future events or trends. Statements relating to plans and objectives for future operations, including those relating to KCI Investments, LLC, are based on DIXI’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that DIXI’s assumptions differ from actual results, DIXI’s ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and DIXI disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to DIXI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2013 and subsequently filed SEC reports for further information.